Exhibit 16.1

February 29, 2016

United States Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K, dated February 29, 2016, of General Cannabis Corp. and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation